Exhibit 99.(l)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Minnesota Life Insurance Company:

We consent to the use of our report dated March 25, 2022, on the financial statements of the sub-accounts that comprise Variable Annuity Account of Minnesota Life Insurance Company as of December 31, 2021, incorporated by reference herein and to the reference to our firm under the heading “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in Part B of the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

April 25, 2022

Consent of Independent Auditors

The Board of Directors

Minnesota Life Insurance Company:

We consent to the use of our report dated March 31, 2022, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company (the Company) incorporated by reference herein and to the reference to our firm under the heading “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in Part B of the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

April 25, 2022